Exhibit 99.1
CHS Annual Meeting
CEO Report
Good afternoon. Thank you again for joining us – virtually this year – for our 2020 Annual Meeting.

We are here today to say thank you. Thank you for your business, for your commitment to CHS, for your belief in the cooperative system. We are also here to give insight into very important work going on at the company.

What we do collectively to empower agriculture has never been more important.

Last year at this meeting, we were all so eager to say good riddance to the bad trade situation and the weather impacts of 2019. And then came 2020.

The need for us to execute on our strategies and goals was never more important. We promised you we would work toward those strategies every day.

And we are.

Before I share my thoughts regarding our performance last year and our priorities for this year, I want to start with our core value of safety. In a year that became all about health and safety, that seems right.

We put the well-being of our employees and our shared communities first. We cannot build our business unless we put relentless focus on safety and health, everywhere, every day. And that is exactly what we are doing.

Our injury metrics are at record lows for CHS, and our fleet crash performance puts us at the top 10 percent of fleets in the United States. We met those goals by aggressively targeting the issues that cause the most injuries for our drivers. We demonstrated that when we put our focus on a challenge, we can make a difference.

That focus was evident as we faced challenges and seized opportunities throughout our company.

When the doors to China cracked open this year, the demand for grain around the world jumped. And that jump benefited you, our owners. It meant your products were again moving to feed the world, and moving at a higher price.

In fiscal year 2020, the United States shipped 16 percent more soybeans to China than in fiscal year 2019. And fiscal year 2021 is off to an even better start.

Market demand has increased. But that is only part of the story.

The trade changes I just referenced demonstrate the benefits that can come with working with a cooperative that was ready to act quickly when trade began to resume.

Even before we knew when trade would begin inching back to where it was, we met with and collaborated with certain grain customers to earn more of their business. You’ve heard about that work by all of our businesses at our Owners Forums, and I spoke to that strategy often.

That growth in our business together with local cooperatives is benefiting farmers. In some cases, we have moved more grain for those cooperatives in the first two and a half months of our new fiscal year than we did in all of fiscal year 2020.

We built on our strategy to be your first choice also by focusing on how we work more efficiently and effectively across our entire agronomy platform.

The overall crop protection industry saw growth of just a couple percent year over year nationally. At CHS, we had a 12 percent growth of our crop protection products. However, the fall fertilizer season during fiscal year 2020 was very poor; it was late, and it was wet.

The good news is that during the fall that we just completed, which was in our fiscal year 2021, we had our strongest fall fertilizer season since 2015.

We found efficiencies across the business that reduced costs. But it is more than just being cost-driven. These efficiencies make us a better company, and we can better operate in this difficult environment.

But we cannot stop at efficiencies. We have continued our commitment to innovation and growing with customers. We were awarded a patent on Levesol, a crop protection product that helps plants access more phosphorus and, in turn, have better yield.

We’ve paired our investment in agronomy with our investment in technology to bring you a full suite of crop protection products.

Last year, we pledged we would bring a tighter focus to our customer experience using technology. And we have. We focused on moving from a transaction-based sales model to a more collaborative, trusted partner model to increase producer value per acre with tools like Agellum®.

We recently added proof of yield and online payment functionality to allow for easy payments. Proof of yield allows MyCHS users to see a report that summarizes all deliveries.

An improved MyCHS allows you to sell from the digital platform. This is about making your lives easier, about adapting to how you want to do business.

We continue to improve our online presence through enhancements to the Energy Control Room, a digital platform that customers use to manage their energy business through MyCHS.

Identifying and aggressively leaning into our strategy to transform the business to unleash the enterprise is one of the primary drivers behind our adoption of Lean across CHS. Lean is a process of identifying better, more efficient ways of getting work done and eliminating waste – waste in time and in money.

We’ve seen some incredible successes at our ethanol plants and by our team at Myrtle Grove. It’s about being better tomorrow than we are today.

And about being relentless and not counting on markets and margins just magically getting better.

The focus on efficiency in Energy became even more important as we navigated the challenges that industry faces.

In my 37 years at CHS, we’ve seen demand for refined fuels go up three percent or down three percent in the past, and that made a significant difference in our performance. But the industry navigated through that.

This year, as Olivia mentioned, we saw the energy demand and market drop due to COVID-19. Airline travel, daily commutes, road trips all dropped in the last half of our fiscal year, and we, like all energy companies felt it and had to adjust.

We know some changes are here to stay. We will focus on what we can control: efficient operations and collaboration across our enterprise. That increased collaboration is what helped us drive to record amounts of premium diesel sold, even in this pandemic environment, and record earnings in propane.

Our need to compete in this environment, in the industries that we operate in has never been more paramount.

Conditions are tighter for everyone. We must make sure we are connecting our supply chain as tightly as we can and taking costs out of that supply chain to ultimately maximize our performance.

Our strategy to evolve our business is top of mind as we build our sustainability efforts. We’re focused on economic viability, environmental stewardship and community well-being.

We know that the world’s growing focus on climate change means increased emphasis on carbon emissions, on reduced consumption of fossil fuels and on increased use of electric vehicles and alternative fuels.

It also drives increased attention on how climate change could affect plant and animal production.

We believe the journey toward more energy efficiency and lower carbon emissions will not turn around. But policies and politics will impact the speed at which we go down the road.

We believe we’re not going to be out of the refined fuels business anytime soon. But it certainly will mean change. Good thing that we’re used to that around here.

We have been adapting to and creating energy-saving projects for almost 90 years and have been part of renewable fuels for the last 40 years, including back when it was called gasohol.

Rural America will need us to help power it for a long time. But, most likely, the world is going to use fewer fossil fuels, and we need to be able to compete.

We will continue to invest in our refineries – not to make them bigger but to make them more efficient and help us remain competitive in the marketplace. We know we must identify priorities that help us anticipate and build for the opportunities that come with this changing marketplace.

As we look forward to 2021, we have identified three priorities that will help us face those opportunities and challenges head on.

Our first of three priorities is caring for the people who depend on us, our owners, our customers around the world, my fellow employees and the communities in which we live and work.

In fiscal year 2020, we collaborated with other regional cooperatives to support recovery efforts from the destructive storms in Iowa.

We supported cooperatives such as Farmers Cooperative in Dorchester, Nebraska, by providing matching grants through our Seeds for Stewardship program for rescue and recovery in grain storage units through its local fire department.

Our second priority focuses on protecting our financial health. In March and April, we took steps that would help us maintain our solid financial foundation as the pandemic impacted the United States.

As you heard Olivia mention, we identified sustainable cost savings and reduced capital spending. We exceeded those goals.

And, this year, we identified additional cost savings and steps to improve cash flow, steps that will make CHS a better company, and the environment demands it.

I spoke of the need for innovation earlier. Our third priority focuses on that, on changing how we run our businesses and the many steps we take to get products to you by reimagining our operating model.

We will focus on the structure of our operations and identifying efficiencies. Customers will not pay for unnecessary steps, and I won’t ask them to. We will focus on connecting more closely with local cooperatives. It will be a challenge.

Hard or not, we are going to do it because the business today requires it. The decisions aren’t different decisions than we’d otherwise make over time. The times that we’re in, though, require us to make decisions sooner and to go faster. We will continue to respond to and grow in whatever circumstances we face at whatever pace we face them.

Cooperatives are built to last. CHS is built to deliver on our promise to create connections to empower agriculture. We are committed to our purpose. And we are committed to you and to our customers around the world. We are grateful for your commitment to us.

When we ended our Annual Meeting last year, we counted on seeing each other this year. And we remain optimistic we will see you in Minneapolis next year. We will get through this. As we have done throughout our more than our 90-year history, and my tenure as CEO, we will do what is necessary to succeed.

Happy Holidays. Be well and stay safe.